EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Bullfrog AI Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Primary Offering
Fees to be Paid	Equity	Units consisting of shares of Common Stock, par value $0.00001 per share (“Common Stock”), Warrants to purchase Common Stock (1)	457	(o)	1,515,294	—	$9,659,999.25	(2)	0.00011020	$1064.54

	Equity	Common Stock, par value $0.0001 per share, included as part of the Units	457	(o)	—	—	Included with above Units.		—	—
	Other	Warrants to purchase Common Stock, included as part of the Units	457(o) and 457(g)		—	—	Included with above Units.		—	—
	Equity	Common Stock issuable upon exercise of the Warrants included as part of the Units	457	(o)	1,515,294	—	$8,400,000	(2)	0.00011020	$925.68
	Other	Representative’s Warrant(3)	457	(g)	—	—	—		—	—
	Equity	Common Stock issuable upon exercise of the Representative’s Warrant(4)	457	(o)	90,917	—	$637,559.95		0.00011020	$70.26
Secondary Offering
Fees to be Paid	Equity	Common Stock, par value $.00001 per share	457	(o)	1,888,981	—	$12,042,253.88	(5)	0.00011020	$1327.06
		Total Primary Offering Amount					$18,697,559		—	$2,060.47
		Total Secondary Offering Amount					$12,042,253.88		—	$1327.06
		Total Fees Previously Paid								$3,242.82
		Net Fee Due								$144.71

(1)	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.

(4)	Represents a warrant to purchase a number of securities equal to 6% of the shares of common stock sold in this offering at an exercise price equal to 110% of the assumed public offering price per Unit, or $7.35 per share based on the assumed offering price of $6.375 per Unit

(5)	For purposes of calculating the proposed maximum aggregate offering price, we have multiplied 1,888,981 representing the number of shares covered by the resale prospectus by an assumed price of $6.375 per Unit.